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                                                                    EXHIBIT 4.27




                           CERTIFICATE OF AMENDMENT TO

                         CERTIFICATE OF INCORPORATION OF

                            CLASSIC OF OKLAHOMA, INC.


         It is hereby certified that:

         1. The name of the corporation is Classic of Oklahoma, Inc. (the "Corporation").

         2. The Article 1 of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

                  1. Name. The name of the corporation is Classic Cable of Oklahoma, Inc. (the "Corporation").

         3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 241 of the General Corporation Law of the State of Delaware.

         Signed and attested to on February 2, 2000.


                                   CLASSIC OF OKLAHOMA, INC.


                                   By: /s/ STEVEN E. SEACH
                                       --------------------------------------
                                            Steven E. Seach, President
Attest:

/s/ BRYAN NOTEBOOM
----------------------------
Bryan Noteboom, Secretary